EXHIBIT 99.1

CONTACT:	READ IT ON THE WEB
Robert G. Kuhbach	www.dovercorporation.com
Vice President Finance &
Chief Financial Officer
(212) 922-1640	July 25, 2007
DOVER REPORTS RECORD SECOND QUARTER 2007 RESULTS
New York, New York, July 25, 2007 — Dover Corporation (NYSE: DOV) announced today that for the second quarter ended June 30, 2007, it had earnings from continuing operations of $175.1 million or $0.85 diluted earnings per share (“EPS”), compared to $158.8 million or $0.77 EPS from continuing operations in the prior-year period, both representing increases of 10%. Revenue for the second quarter of 2007 was $1.859 billion, an increase of 12% over the prior-year period.
Earnings from continuing operations for the six months ended June 30, 2007 were $314.0 million or $1.52 EPS, compared to $290.1 million or $1.41 EPS in the prior-year period, both representing increases of 8%. Revenue for the six month period ended June 30, 2007 was $3.639 billion, up 15% over the prior year period.
Commenting on the second quarter results, Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “We are pleased to report another record-setting quarter at Dover. We set all-time quarterly records with earnings from continuing operations of $175 million, diluted earnings per share of $0.85 and revenue of $1.9 billion. Continuing earnings increased 10% over the second quarter of 2006 while revenue was up 12% over the same period. Additionally, bookings for the quarter were a record $1.9 billion, a 17% increase over the comparable period of 2006 and we ended the quarter with a record backlog of $1.6 billion.”
Mr. Hoffman continued, “Our second quarter performance primarily reflected earnings contributions from acquisitions in Material Handling and Product Identification and strength in the Process Equipment, Mobile Equipment and Oil & Gas Equipment Groups, which more than offset weakness in the Automation & Measurement Group. Sequentially, all segments showed improvement in earnings and sales and all had positive leverage, with operating margins up 200 basis points to 15.0%. Our PerformanceCOUNTS program continues to drive world class performance across our operating companies, as we hit four out of five target metrics for the second quarter. Further evidence of our operational focus can be found in our free cash flow generation of $218 million in the second quarter which was 11.7% of revenue, bringing the six month free cash flow total to $235 million, or 6.5% of revenue.
“Looking forward to the third quarter, we expect moderate growth in organic revenue and earnings assuming the global economy stays healthy, and a modest improvement in the A & M Group. Taking into account the earnings contributions of 2006 acquisitions and a strong performance in most of our industrial markets, we anticipate that the third quarter will be another record-setting quarter.
“The remainder of the year will be an exciting time at Dover. Late in the third quarter we will announce a new organizational structure which better aligns Dover’s operating companies with broadly served markets,

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enhances our strategic acquisition focus and increases our shareholder transparency. We will also continue to be highly disciplined in our acquisition activity to ensure our capital is allocated in an efficient manner. While we didn’t close on any acquisitions in the second quarter, we did repurchase 1 million shares during that timeframe, bringing our year-to-date total to 1.5 million shares. Finally, I’d like to thank our dedicated employees around the world for producing a great quarter in the face of a dynamic and competitive market.”
Net earnings for the second quarter of 2007 were $172.2 million or $0.84 EPS, including a loss from discontinued operations of $2.9 million or $0.01 EPS, compared to net earnings of $71.9 million or $0.35 EPS for the same period of 2006, which included a loss from discontinued operations of $86.8 million or $0.42 EPS. Net earnings for the six months ended June 30, 2007 were $301.1 million or $1.46 EPS, including a loss from discontinued operations of $12.8 million or $0.06 EPS, compared to net earnings of $275.7 million or $1.34 EPS for the same period of 2006, which included a loss from discontinued operations of $14.3 million or $0.07 EPS.
Dover will host a webcast of its second quarter 2007 conference call at 8:00 AM Eastern Time on Wednesday, July 25, 2007. The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website and additional information on Dover’s second quarter 2007 results and its operating companies can also be found on the Company website and in the Company’s Form 10-Q filed after this release.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements concerning future events and the performance of Dover Corporation that involve inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.
TABLES FOLLOW

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$1,858,965	$1,660,341	$3,639,152	$3,170,554
Cost of goods and services	1,191,792	1,045,397	2,336,068	2,007,701

Gross profit	667,173	614,944	1,303,084	1,162,853
Selling and administrative expenses	404,765	366,126	825,196	701,626

Operating earnings	262,408	248,818	477,888	461,227

Interest expense, net	22,444	19,247	44,284	40,732
Other expense (income), net	147	4,113	(137)	6,935

Total interest/other expense, net	22,591	23,360	44,147	47,667

Earnings before provision for income taxes and discontinued operations	239,817	225,458	433,741	413,560
Provision for income taxes	64,690	66,699	119,770	123,510

Earnings from continuing operations	175,127	158,759	313,971	290,050

Loss from discontinued operations, net	(2,933)	(86,848)	(12,846)	(14,313)

Net earnings	$172,194	$71,911	$301,125	$275,737

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.86	$0.78	$1.54	$1.42
Loss from discontinued operations, net	(0.01)	(0.43)	(0.06)	(0.07)
Net earnings	0.84	0.35	1.47	1.35

Weighted average shares outstanding	204,431	203,897	204,446	203,602

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.85	$0.77	$1.52	$1.41
Loss from discontinued operations, net	(0.01)	(0.42)	(0.06)	(0.07)
Net earnings	0.84	0.35	1.46	1.34

Weighted average shares outstanding	206,145	205,615	206,155	205,234

Dividends paid per common share	$0.185	$0.170	$0.370	$0.340

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Weighted average shares outstanding — Basic	204,431	203,897	204,446	203,602
Dilutive effect of assumed exercise of employee stock options	1,714	1,718	1,709	1,632

Weighted average shares outstanding — Diluted	206,145	205,615	206,155	205,234

Anti-dilutive shares excluded from diluted EPS computation	3,403	1,875	3,403	6,141

DOVER CORPORATION
MARKET SEGMENT INFORMATION
(unaudited) (In thousands)

	2006						2007
			Q2						Q2
	Q1	Q2	YTD	Q3	Q4	YTD	Q1	Q2	YTD

REVENUE
Diversified	193,677	202,358	396,035	191,755	190,336	778,126	215,004	218,945	433,949
Electronics	199,495	222,751	422,246	225,469	232,969	880,684	222,418	234,724	457,142
Industries	218,742	226,072	444,814	233,744	242,311	920,869	230,461	239,595	470,056
Resources	425,162	435,341	860,503	463,853	517,135	1,841,491	551,979	561,946	1,113,925
Systems	181,285	234,124	415,409	217,543	201,902	834,854	205,583	220,997	426,580
Technologies	294,941	343,367	638,308	330,768	344,469	1,313,545	358,538	386,642	745,180
Intramarket eliminations	(3,089)	(3,672)	(6,761)	(3,453)	(3,356)	(13,570)	(3,796)	(3,884)	(7,680)

Total consolidated revenue	1,510,213	1,660,341	3,170,554	1,659,679	1,725,766	6,555,999	1,780,187	1,858,965	3,639,152

NET EARNINGS
Segment Earnings:
Diversified	22,584	23,384	45,968	24,308	19,779	90,055	26,968	28,739	55,707
Electronics	20,754	29,862	50,616	31,618	37,191	119,425	23,838	27,792	51,630
Industries	27,328	30,208	57,536	31,389	35,057	123,982	30,837	38,428	69,265
Resources	82,797	80,919	163,716	76,641	75,971	316,328	93,812	97,137	190,949
Systems	26,972	38,341	65,313	24,920	23,880	114,113	26,576	34,129	60,705
Technologies	47,712	60,684	108,396	52,257	46,075	206,728	29,924	53,119	83,043

Total segments	228,147	263,398	491,545	241,133	237,953	970,631	231,955	279,344	511,299
Corporate expense / other	(18,560)	(18,693)	(37,253)	(16,351)	(17,174)	(70,778)	(16,191)	(17,083)	(33,274)
Net interest expense	(21,485)	(19,247)	(40,732)	(17,184)	(19,068)	(76,984)	(21,840)	(22,444)	(44,284)

Earnings from continuing operations before provision for income taxes	188,102	225,458	413,560	207,598	201,711	822,869	193,924	239,817	433,741
Provision for income taxes	56,811	66,699	123,510	50,455	45,575	219,541	55,080	64,690	119,770

Earnings from continuing operations	131,291	158,759	290,050	157,143	156,135	603,328	138,844	175,127	313,971
Earnings (loss) from discontinued operations, net	72,535	(86,848)	(14,313)	10,382	(37,615)	(41,546)	(9,913)	(2,933)	(12,846)

Net earnings	203,826	71,911	275,737	167,525	118,520	561,782	128,931	172,194	301,125

SEGMENT OPERATING MARGIN
Diversified	11.7%	11.6%	11.6%	12.7%	10.4%	11.6%	12.5%	13.1%	12.8%
Electronics	10.4%	13.4%	12.0%	14.0%	16.0%	13.6%	10.7%	11.8%	11.3%
Industries	12.5%	13.4%	12.9%	13.4%	14.5%	13.5%	13.4%	16.0%	14.7%
Resources	19.5%	18.6%	19.0%	16.5%	14.7%	17.2%	17.0%	17.3%	17.1%
Systems	14.9%	16.4%	15.7%	11.5%	11.8%	13.7%	12.9%	15.4%	14.2%
Technologies	16.2%	17.7%	17.0%	15.8%	13.4%	15.7%	8.3%	13.7%	11.1%

QUARTERLY EPS & EARNINGS
(unaudited) (in thousands)

	2006				2007
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.
Basic earnings (loss) per common share:
Continuing operations	$0.65	$0.78	$0.77	$0.76	$0.68	$0.86
Discontinued operations	0.36	(0.43)	0.05	(0.18)	(0.05)	(0.01)
Net earnings	1.00	0.35	0.82	0.58	0.63	0.84

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.77	$0.77	$0.76	$0.67	$0.85
Discontinued operations	0.35	(0.42)	0.05	(0.18)	(0.05)	(0.01)
Net earnings	0.99	0.35	0.82	0.58	0.63	0.84
DOVER CORPORATION
MARKET SEGMENT INFORMATION
(unaudited) (in thousands)

	2006						2007
			Q2			Q4			Q2
	Q1	Q2	YTD	Q3	Q4	YTD	Q1	Q2	YTD
	2006						2007
BOOKINGS
Diversified	$208,245	$210,061	$418,306	$199,207	$213,243	$830,756	$219,406	$222,307	$441,713
Electronics	223,559	219,784	443,343	231,527	213,374	888,244	218,954	240,850	459,804
Industries	219,424	232,185	451,609	251,017	236,523	939,149	296,526	277,057	573,583
Resources	454,669	441,761	896,430	471,625	505,186	1,873,241	577,533	555,588	1,133,121
Systems	231,036	229,633	460,669	210,132	171,112	841,913	235,079	246,512	481,591
Technologies	339,124	325,101	664,225	307,885	325,609	1,297,719	361,759	392,117	753,876
BOOK-TO-BILL
Diversified	1.08	1.04	1.06	1.04	1.12	1.07	1.02	1.02	1.02
Electronics	1.12	0.99	1.05	1.03	0.92	1.01	0.98	1.03	1.01
Industries	1.00	1.03	1.02	1.07	0.98	1.02	1.29	1.16	1.22
Resources	1.07	1.01	1.04	1.02	0.98	1.02	1.05	0.99	1.02
Systems	1.27	0.98	1.11	0.97	0.85	1.01	1.14	1.12	1.13
Technologies	1.15	0.95	1.04	0.93	0.95	0.99	1.01	1.01	1.01
BACKLOG
Diversified	$317,750	$323,567		$334,638	$358,385		$358,118	$371,818
Electronics	165,253	163,182		169,151	150,143		184,260	190,318
Industries	234,174	251,301		282,234	288,835		360,037	398,682
Resources	196,379	203,757		249,040	237,987		262,845	258,095
Systems	223,843	218,360		211,939	181,530		210,850	236,683
Technologies	147,984	141,526		123,416	125,929		130,062	136,558